Exhibit 1.1

DOMINION RESOURCES, INC.

2,800,000 Shares of Common Stock

UNDERWRITING AGREEMENT

May 20, 2015

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

The undersigned, Dominion Resources, Inc. (the Company), hereby confirms its agreement (the Agreement) with UBS Securities LLC, as underwriter of this offering (the Underwriter), with respect to the issuance and sale to the Underwriter of 2,800,000 shares (the Shares) of the Company’s common stock, no par value (the Common Stock), and the public offering thereof by the Underwriter, upon the terms specified in Schedule I. Capitalized terms used herein without definition shall be used as defined in the Prospectus (as defined in Section 1A(a)).

Schedule I specifies the aggregate number of Shares, the purchase price to be paid by the Underwriter and sets forth the date, time and manner of delivery of the Shares and payment therefor. Schedule I also specifies (to the extent not set forth in Sections 2 and 3 herein, or in the Registration Statement, Time of Sale Information or Prospectus, each such term as defined below) the terms and provisions for the purchase of such Shares.

1A. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) A registration statement, No. 333-201149 on Form S-3 for the registration of the Shares under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. Such registration statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and (ii) became effective not earlier than three years prior to the Closing Date (as defined in Section 3), and the Company has not received any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined in Section 1A(a)) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined in Section 1A(b)); “Rule 430B Information” means information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act; “Base Prospectus” means the base prospectus included in the Registration Statement; “preliminary prospectus” means the Base Prospectus and any prospectus supplement used in connection with the offering of the Shares that omitted the Rule 430B Information and is used prior to the filing of the Prospectus; “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; and “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement or Prospectus (collectively, the Incorporated Documents). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents.

At or before 5:00 p.m. on the date hereof (the Time of Sale), the Company had prepared the following information in connection with the offering (collectively, the Time of Sale Information): the Base Prospectus dated December 19, 2014, any preliminary prospectus, and any Issuer Free Writing Prospectus (as defined in Section 1A(c)) listed on Schedule V hereto. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale.

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), and the rules, regulations and releases of the Commission under the Securities Act and the Securities Exchange Act (the Rules and Regulations); the Registration Statement, on its most recent effective date and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus as of its date nor the Time of Sale Information at the Time of Sale contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Closing Date, none of the Time of Sale Information, the Issuer Free Writing Prospectuses (as supplemented by and taken together with the Time of Sale Information) or the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on the Closing Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Securities Exchange Act, and the Rules and Regulations; provided, that the foregoing representations and warranties in this Section 1A(b) shall not apply to statements in or omissions from the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriter for use in the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further, that, except as otherwise provided in Section 1A(a) with respect to the Time of Sale Information, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or the Prospectus or in any amendment or supplement thereto.

(c) Other than the Base Prospectus, any preliminary prospectus, the documents listed on Schedule V, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares, unless such written communication is approved in writing in advance by the Underwriter. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an Issuer Free Writing Prospectus), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Securities Act.

(d) If, at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus, the Company (i) has promptly notified or will promptly notify the Underwriter of such conflict and, (ii) at its expense, has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, that the foregoing representations and warranties in this Section 1A(d) shall not apply to conflicts arising from statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriter for use in such Issuer Free Writing Prospectus.

(e) Except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(f) Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations.

(g) Dominion Energy, Inc., Dominion Gas Holdings, LLC, Dominion Cove Point, Inc. and Virginia Electric and Power Company are the Company’s only Significant Subsidiaries as such term is defined in Rule 1-02 of Regulation S-X, substituting in such definition March 31, 2015 and the 12 months period ended March 31, 2015 for the end of the most recently completed fiscal year and for the most recently completed fiscal year, respectively (each of the foregoing entities, a Significant Subsidiary and, collectively, the Significant Subsidiaries). All of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and the capital stock of each such Significant Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(h) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

(i) The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale

Information or the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

(j) The Company is a “well-known seasoned issuer,” and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering of Shares pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(k) The Shares have been duly authorized and reserved for issuance; and when issued, delivered and paid for in accordance with this Agreement, such Shares will be validly issued, fully paid and nonassessable; and the issuance of the Shares will not be subject to any preemptive or similar rights. The Shares will conform in all material respects to the description thereof contained in the Time of Sale Information and in the Prospectus.

(l) The Common Stock (other than the Shares) is and, upon issuance, the Shares will be, listed on the New York Stock Exchange.

1B. Representations and Warranties of the Underwriter. The Underwriter represents and warrants to, and agrees with, the Company that:

(a) In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of the Shares to the public in that Relevant Member State other than (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the joint book-running for any such offer; or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall require the Company or the Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the above, the expression “an offer of Shares to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive (as defined below), to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(b) It has not made and will not make, unless approved in writing in advance by the Company, any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act and referred to herein as a Free Writing Prospectus) that would be required to be filed with the Commission under Rule 433 under the Securities Act. Notwithstanding the foregoing, it may use a free writing prospectus that is an Issuer Free Writing Prospectus listed on Schedule V.

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding is initiated against it during the period of time after the first date of the public offering of the Shares that a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer (the Prospectus Delivery Period)). Whether the Prospectus Delivery Period is ongoing for purposes of this Section 1B(c) shall be determined by the opinion of Troutman Sanders LLP.

2. Purchase and Public Offering.

(a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the price, place and time hereinafter specified, the number of Shares set forth opposite the name of the Underwriter in Schedule I hereto. The price of the Shares purchased by the Underwriter from the Company shall be $71.96 per Share. The Underwriter proposes to offer the Shares for sale upon the terms and conditions to be set forth in the Prospectus. It is understood that after such initial offering the Underwriter reserves the right to vary the offering price and further reserves the right to withdraw, cancel or modify any subsequent offering without notice.

(b) The Company shall not be obligated to deliver any of the Shares, except upon payment for all of the Shares to be purchased on the Closing Date (as defined in Section 3 hereof).

3. Time and Place of Closing. Delivery of the certificate(s) for the Shares and payment therefor by the Underwriter shall be made at the time, place and date specified in Schedule I or such other time, place and date as the Underwriter and the Company may agree upon in writing, and subject to the provisions of Section 8 hereof (the Closing Date). On the Closing Date, the Company, through the facilities of The Depository Trust Company (DTC), shall deliver or cause to be delivered a securities entitlement with respect to the Shares to the Underwriter against payment of the purchase price by wire transfer of same day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Shares shall be registered in the name of Cede & Co., as nominee for DTC.

4. Covenants of the Company. The Company agrees that:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of the Prospectus and within the Prospectus Delivery Period. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act and, in any event, prior to the Closing Date.

(b) If the Underwriter so requests, the Company, on or prior to the Closing Date, will deliver to the Underwriter conformed copies of the Registration Statement as originally filed, including all exhibits, any preliminary prospectus, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Underwriter. The Underwriter will be deemed to have made such a request for copies for the Underwriter and Troutman Sanders LLP, counsel to the Underwriter, with respect to any such documents that are not electronically available through the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) filing system or any successor thereto.

(c) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus, (ii) the preparation, issuance and delivery of the Shares, (iii) the printing and delivery (by first class mail) to the Underwriter, in reasonable quantities, of copies of the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus (each as originally filed and as subsequently amended). In addition, the Company will pay the reasonable out-of-pocket fees and disbursements of Troutman Sanders LLP, counsel to the Underwriter, in connection with the qualification of the Shares under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriter or the Company).

(d) If, during the time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs as a result of which (i) the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) it is necessary at any time to amend the Prospectus or any Issuer Free Writing Prospectus to comply with the Securities Act, the Company promptly will (y) notify the Underwriter to suspend solicitation of purchases of the Shares and, (z) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Underwriter and Troutman Sanders LLP. Any such documents or amendments which are electronically available through EDGAR shall be deemed to have been furnished by the Company to the Underwriter and Troutman Sanders LLP.

(e) The Company will advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement, of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, or receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and will use its best efforts to prevent the issuance of any such stop order or any such notice of objection and to obtain as soon as possible their lifting, if issued.

(f) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (in reasonable detail, in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(g) The Company will furnish such information as may be lawfully required for, and otherwise cooperate in, qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(h) Fees and disbursements of Troutman Sanders LLP, who is acting as counsel for the Underwriter, (exclusive of fees and disbursements of Troutman Sanders LLP which are to be paid as set forth in Section 4(c)) shall be paid by the Underwriter; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 5 or 6 hereof, the Company shall reimburse the Underwriter for the amount of such fees and disbursements.

(i) The Company shall not, and it shall prior to the Closing Date obtain from its executive officers (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act) (the Executive Officers) and its directors their agreement not to, directly or indirectly, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (collectively, Common Securities), or file any Registration Statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock or of Common Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such Common Securities, in cash or otherwise, for a period of 30 days from the date hereof without your prior written consent other than (A) any shares of Common Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security outstanding on the date hereof; (B) up to an aggregate of 400,000 shares of Common Stock by any Executive Officers or directors; (C) any shares of Common Stock issued, or options to purchase such shares granted (or the filing of any registration statement relating to such shares or options) in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan or the sale of shares of Common Stock, including through the exercise of stock options, by any Executive Officer or director under a Rule 10b5-1 plan that was in effect prior to the date of this Agreement; (D) the entry by any Executive Officer or director into a new Rule 10b5-1 plan, provided that no sales or other distributions pursuant to a new 10b5-1 plan may occur until the expiration of the 30 day period; (E) the sale or surrender to the Company by any of its Executive Officers or directors of any options or Common Stock underlying options or any restricted stock in order to pay the exercise price or taxes associated with the exercise of options or vesting of restricted stock; (F) any issuance by the Company of Common Stock in connection with acquisitions that close more than 30 days after the date hereof or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 4(i); (G) any issuance and sale by the Company of Common Stock in connection with any early settlement (upon the occurrence of a fundamental change or otherwise) of any purchase contract underlying a 2014 Series A Corporate Unit or 2014 Series A Treasury Unit, 2013 Series A Corporate Unit or 2013 Series A Treasury Unit or 2013 B Corporate Unit or 2013 Series B Treasury Unit, as applicable, by the holder thereof; (H) transfers by any person, other than the Company, by gift, will or intestacy, or to affiliates or immediate family members, provided that the transferee agrees to be bound by the restrictions of this Section 4(i) and no filing by any party (transferor or transferee) under the Securities Exchange Act or other public announcement, shall be required or shall be made voluntarily in connection with such transfer or distribution; and (I) with respect to any action taken by an Executive Officer or director of the Company that is necessary or appropriate in order to effectuate any transaction by the Company that is permitted under this Agreement.

(j) The Company will use all commercially reasonable efforts to ensure that, no later than the Closing Date, the Shares to be issued and sold pursuant to this Agreement will be approved for listing on the New York Stock Exchange.

5. Conditions of Underwriter’s Obligations; Termination by the Underwriter.

(a) The obligations of the Underwriter to purchase and pay for the Shares on the Closing Date shall be subject to the following conditions:

(i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission on such date. The Underwriter shall have received, prior to payment for the Shares, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) The Underwriter shall receive, on the Closing Date, on behalf of the Underwriter, the opinions of Troutman Sanders LLP, counsel to the Underwriter, McGuireWoods LLP, counsel to the Company, and the Company’s General Counsel, substantially in the forms attached hereto as Schedules II, III and IV, respectively.

(iii) The Underwriter shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Underwriter containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Information or the Prospectus, including any pro forma financial information.

(iv) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information or the Prospectus (exclusive of amendments or supplements after the date hereof), and except for transactions permitted under Section 4(i) hereof, there shall not have occurred (1) any change in the Common Stock or the long-term debt of the Company (other than a decrease in the aggregate principal amount of such debt outstanding or issuances of commercial paper in the ordinary course of business), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Underwriter is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, and (B) there shall not have occurred (1) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court that shall, in the reasonable judgment of the Underwriter, make it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, (2) a suspension of trading of any securities of the Company on the New York Stock Exchange, (3) a banking moratorium declared either by federal or New York State authorities or (4) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Underwriter, make it impracticable to proceed with the public offering or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement.

(v) On the Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on the Closing Date, the Underwriter shall have received a certificate to such effect signed by the President or any Vice President of the Company.

(vi) All legal proceedings to be taken in connection with the issuance and sale of the Shares shall have been satisfactory in form and substance to Troutman Sanders LLP.

(vii) The Shares to be delivered on the Closing Date shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(b) In case any of the conditions specified above in Section 5(a) shall not have been fulfilled, this Agreement may be terminated by the Underwriter upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 4(c), 4(h), 5(c) and 7 hereof.

(c) If this Agreement shall be terminated by the Underwriter pursuant to Section 5(b) above or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, then in any such case, the Company will reimburse the Underwriter for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 4(h)) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, the Company shall be absolved from any further liability hereunder, except as provided in Sections 4(c) and 7.

6. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Shares shall be subject to the conditions set forth in the first sentence of Section 5(a)(i). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Underwriter. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 4(c), 4(h), 7 and 8 hereof.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Underwriter, its directors and officers, any broker-dealer affiliate of the Underwriter involved in the distribution of Shares and each person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter, director, officer, broker-dealer affiliate and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus (if and when used on or prior to the date hereof), the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus, or in any such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by the Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, in any preliminary prospectus or in the Time of Sale Information. The indemnity agreement of the Company contained in this Section 7(a) and the representations and warranties of the Company contained in Section 1 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or any such director, officer, broker-dealer affiliate or controlling person, and shall survive the delivery of the Shares.

(b) The Underwriter agrees to indemnify and hold harmless the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), any preliminary prospectus (if and when used prior to the date hereof), or the Time of Sale Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by the Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, any preliminary prospectus or the Time of Sale Information. The indemnity agreement of the Underwriter contained in this Section 7(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the delivery of the Shares.

(c) The Company and the Underwriter agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against the Underwriter or any of its directors, officers, broker-dealer affiliates or controlling persons as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 7(a) or 7(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 7(a) or 7(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriter, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person of the Underwriter, or by or on behalf of the Company, and shall survive delivery of the Shares.

9. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the Company, the Underwriter and, with respect to the provisions of Section 7 hereof, each controlling person and each officer and director of the Company and the Underwriter referred to in Section 7, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Shares from the Underwriter. The Company and the Underwriter each acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriter have an arms length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship, except that the Underwriter acknowledges that it owes a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 (17 CFR §243.100) of Regulation FD under the Securities Exchange Act.

10. Notices. All communications hereunder shall be in writing and if to the Underwriter shall be mailed, faxed or delivered to the Underwriter at the address set forth on Schedule I hereto, or if to the Company shall be mailed, faxed or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

[remainder of this page left blank intentionally]

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

DOMINION RESOURCES, INC.

By:	/s/ G. Scott Hetzer
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

The foregoing agreement is hereby

confirmed and accepted, as of the

date first above written.

UBS SECURITIES LLC

By:	/s/ Russell D. Robertson
Authorized Signatory
Name:	Russell D. Robertson
Title:	Managing Director

By:	/s/ Robyn Liska
Authorized Signatory
Name:	Robyn Liska
Title:	Associate Director

SCHEDULE I

Aggregate Number of Shares:	2,800,000

Initial Purchase Price to be paid by Underwriters:	$71.96 per Share

Closing Date:	May 27, 2015, 10:00 A.M.

Closing Location:	McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219

The Shares will be available for inspection by the Underwriter at:	McGuireWoods LLP
One James Center
901 East Cary Street
Richmond, Virginia 23219

Addresses for Notices to the Underwriter:

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019
Attention: Syndicate
Telephone: (203) 719-1088
Facsimile: (203) 719-0495
With a copy of any notice pursuant to Section 7(c) also sent to:
Troutman Sanders LLP
Troutman Sanders Building
1001 Haxall Point
Richmond, Virginia 23219
Attention:	David I. Meyers
Telephone:	(804) 697-1239
Facsimile:	(804) 698-5176

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SCHEDULE II

PROPOSED FORM OF OPINION

OF

TROUTMAN SANDERS LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

May 27, 2015

DOMINION RESOURCES, INC.

2,800,000 Shares of Common Stock

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

We have acted as your counsel in connection with the arrangements for issuance and sale by Dominion Resources, Inc. (the Company) of up to 2,800,000 shares of its common stock (the Shares) pursuant to an Underwriting Agreement dated May 20, 2015, by and between you and the Company (the Underwriting Agreement).

This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

In addition, we attended the closing held today at which the Company satisfied the conditions contained in Section 5 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Time of Sale Information and the Prospectus.

2. No approval or consent by any public regulatory body is legally required in connection with the sale of the Shares as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Shares in such states) and the carrying out of the provisions of the Underwriting Agreement.

3. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement has been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.

5. The Registration Statement (Reg. No. 333-201149) with respect to the Shares filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Closing Date, and the Prospectus may lawfully be used for purposes specified in the Securities Act in connection with the offer for sale and the sale of Shares in the manner therein specified.

6. The Registration Statement, any preliminary prospectus and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

7. We are of the opinion that the statements relating to the Shares contained in the Base Prospectus under “Description of Capital Stock”, insofar as they summarize provisions of the Shares, are substantially accurate and fair.

*        *        *         *        *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph eleven in regard to the statements described in such numbered paragraph eleven. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Time of Sale Information, the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in the Underwriting Agreement. None of the foregoing participation, review or attendance disclosed to us any information that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information contained at the Time of Sale, or the Prospectus contained on its date or the date it was supplemented or amended, or that the Prospectus contains on the date hereof, any untrue statement of a material fact or omitted (or, with respect to the Prospectus, now omits) to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in all cases, excepting the financial statements and schedules and other financial information contained or incorporated therein by reference, any pro forma financial information and notes thereto, included or incorporated by reference into the Registration Statement or the Prospectus, as to which we express no belief).

In rendering the opinions set forth in paragraphs one through eleven above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours, TROUTMAN SANDERS LLP

SCHEDULE III

PROPOSED FORM OF OPINION

OF

MCGUIREWOODS LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

May 27, 2015

DOMINION RESOURCES, INC.

2,800,000 Shares of Common Stock

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to Dominion Resources, Inc., a Virginia corporation (the Company), in connection with the issuance and sale by the Company of 2,800,000 shares of its common stock (the Shares) pursuant to an Underwriting Agreement dated May 20, 2015, between the Company and you (the Underwriting Agreement). This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations, have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Shares as contemplated by the Underwriting Agreement.

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2. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement has been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Underwriting Agreement, will be duly and validly issued, fully paid and non-assessable.

3. The Registration Statement (Reg. No. 333-201149) with respect to the Shares filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the Closing Date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Shares in the manner therein specified.

4. The Registration Statement, any preliminary prospectus and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

5. We are of the opinion that the statements relating to the Shares contained in the Base Prospectus under “Description of Capital Stock are substantially accurate and fair.

**********

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company and attended the closing at which the Company satisfied the conditions contained in Section 5 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraphs nine and ten in regard to the statements described in such paragraphs nine and ten. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Time of Sale Information contained at the Time of Sale, the Prospectus contained as of its date, or that the Prospectus contains on the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, except with respect to the financial statements, any pro

III-2

forma financial information and schedules and other financial information, contained or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus). The foregoing assurance is provided on the basis that, except as otherwise provided in Section 1A(a) of the Underwriting Agreement with respect to the Time of Sale Information, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Time of Sale Information or the Prospectus.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

MCGUIREWOODS LLP

III-3

SCHEDULE IV

PROPOSED FORM OF OPINION

OF

GENERAL COUNSEL OF

DOMINION RESOURCES, INC.

120 Tredegar Street

Richmond, Virginia 23219

May 27, 2015

DOMINION RESOURCES, INC.

2,800,000 Shares of Common Stock

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

The arrangements for issuance of up to 2,800,000 shares of Common Stock (the Shares), of Dominion Resources, Inc. (the Company), pursuant to an Underwriting Agreement dated May 20, 2015, by and between the Company and you (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of the Company. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

As Vice President and General Counsel of the Company, I have general responsibility over the attorneys within the Company’s Legal Department responsible for rendering legal counsel to the Company regarding corporate, financial, securities and other matters. I am generally familiar with the organization, business and affairs of the Company. I am also familiar with the proceedings taken and proposed to be taken by the Company in connection with the offering and sale of the Shares, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Shares. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

On this basis I am of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale

IV-1

Information and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

2. Each Significant Subsidiary of the Company has been duly organized and is validly existing and in good standing under the respective laws of the jurisdiction of its organization, has organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Time of Sale Information or the Prospectus and proceedings which I believe are not likely to have a Material Adverse Effect on the power or ability of the Company to perform its obligations under the Underwriting Agreement or to consummate the transactions contemplated thereby or by the Time of Sale Information or the Prospectus.

I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

Yours very truly,

GENERAL COUNSEL

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SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES

1. Free Writing Prospectus, dated May 20, 2015

2. Public Offering Price Per Share - Orally conveyed public offering price per share

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